UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): December 11, 2025

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2025, Willis Lease Finance Corporation (the “Company”) and its direct, wholly-owned subsidiary, Willis Engine Structured Trust IX (“WEST”), entered into a note purchase agreement dated December 11, 2025 (the “Note Purchase Agreement”) with BofA Securities, Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc. and MUFG Securities Americas Inc., and as representatives to the several initial purchasers named therein (collectively, the “Initial Purchasers”). The Note Purchase Agreement provides for the issuance and sale of $337,400,000 in aggregate principal amount of Series A Fixed Rate Notes (the “Series A Notes”) and $55,500,000 in aggregate principal amount of Series B Fixed Rate Notes (the “Series B Notes” and, together with the Series A Notes, the “Notes”) to the Initial Purchasers. The Initial Purchasers are expected to resell the Notes pursuant to Rule 144A and Regulation S of the Securities Act of 1933. The Notes will be secured by, among other things, WEST’s direct and indirect ownership interests in a portfolio of 47 aircraft engines and two airframes. The Note Purchase Agreement contains customary representations, warranties, covenants and closing conditions for a transaction of this type. The Note Purchase Agreement also contains provisions pursuant to which the Company and WEST agree to hold harmless and indemnify the Initial Purchasers against damages under certain circumstances, which are customary for a transaction of this type.

The issuance and sale of the Notes are part of an offering, which, subject to the satisfaction of a variety of customary conditions precedent, is scheduled to close on December 23, 2025. The Company can give no assurance that the transaction will close on that date or at all.

Item 8.01. Other Events.

On December 11, 2025, the Company issued a news release announcing the pricing of the Notes. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

Item 9.01 Exhibits.

Exhibit No.	Description
99.1	News Release dated December 11, 2025, announcing the pricing of the offering by WEST of $392.9 million of fixed rate notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: December 11, 2025

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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